As filed with the Securities and Exchange Commission on July 19, 2006

                                            Registration Number


                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8

                          REGISTRATION STATEMENT

                                   UNDER

                        THE SECURITIES ACT OF 1933


                 CHINA AOXING PHARMACEUTICAL COMPANY, INC.
            -------------------------------------------------
            (Exact name of Registrant as specified in Charter)

           Florida                                65-0636168
       ------------------------------------------------------------
         (State of Incorporat         (I.R.S. Employer I.D. Number)

     No. 1 Industry District, Xinle City, Hebei Province, China  050700
     ------------------------------------------------------------------
                 (Address of Principal Executive Offices)

                    2006 STOCK AND STOCK OPTION PLAN
                           (Full Title of Plan)

                                JOHN C. LEO
                    c/o American Union Securities, Inc.
                        100 Wall Street, 15th Floor
                             New York, NY 10005
                          (212) 232-0120 ext. 221
         ---------------------------------------------------------
         (Name, Address and Telephone Number of Agent for Service)

                                  Copy to:
                             ROBERT BRANTL, ESQ.
                              322 Fourth Street
                             Brooklyn, NY 11215
                               (718) 768-6045

                       CALCULATION OF REGISTRATION FEE

                                 Proposed     Proposed
Title of                         Maximum      Maximum
Securities       Amount to       Offering     Aggregate  Amount of
to be            to be           Price per    Offering   Registration
Registered       Registered (1)  Share (2)    Price (2)  Fee
---------------------------------------------------------------------
Common Stock,    1,000,000 shares    $6.00    $6,000,000  $642.00
$0.001 par value

---------------------------

(1) This Registration Statement also covers an indeterminable number of additional shares that may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend or similar capital adjustment, as required by the Plan.

(2) The price stated is estimated solely for purposes of calculation of the registration fee and is the product resulting from multiplying 1,000,000 shares by $6.00, the closing price of shares of the Common Stock on the OTC Bulletin Board on July 18, 2006.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     China Aoxing Pharmaceutical Company, Inc. is incorporating by reference the following document previously filed with the Securities and Exchange Commission:

     (a) China Aoxing's Annual Report on Form 10-KSB for the year ended December 31, 2005;

     (b) China Aoxing' Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006;

     (c) China Aoxing's Current Report on Form 8-K dated April 18, 2006;

     (d) China Aoxing's Current Report on Form 8-K dated June 23, 2006;

     (e) China Aoxing's Current Report on Form 8-K dated June 26, 2006;

     (f) China Aoxing's Current Report on Form 8-K dated July 6, 2006;

     (g) the description of China Aoxing's Common Stock contained in its Registration Statement on Form 10-SB.

     China Aoxing, Inc. is also incorporating by reference all documents hereafter filed by China Aoxing pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Robert Brantl, Esq., counsel to China Aoxing, has passed upon the validity of the shares registered pursuant to this Registration Statement. Mr. Brantl holds no interest in the securities of China Aoxing.

Item 6.  Indemnification of Directors and Officers.

     Section 607.0850 of the Florida Business Corporation Act authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation against expenses reasonably incurred by him in connection with a proceeding to which he or she is a party by reason of the fact that he or she was or is a director, officer, employee or agent of the corporation, if such party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that with respect to any action which results in a judgment against the person and in favor of the corporation or with respect to an action in which it is determined that the person derived an improper personal benefit, the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 607.0850 of the Florida Business Corporation Act further provides that indemnification shall be provided if the party in question is successful on the merits.

     The Bylaws of China Aoxing provide that the corporation shall indemnify its directors and officers to the maximum extent provided by the Florida Business Corporation Act.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

4.1     2006 Stock and Stock Option Plan

5       Opinion of Robert Brantl, Esq.

23.1    Consent of Killman Murrell & Company, P.C.

23.2    Consent of Clyde Bailey P.C.

23.3 Consent of Robert Brantl, Esq. is contained in his opinion, filed as Exhibit 5.

Item 9.  Undertakings.

        China Aoxing hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of China Aoxing pursuant to the provisions of the Florida Business Corporation Act or otherwise, China Aoxing has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by China Aoxing of expenses incurred or paid by a director, officer or controlling person of China Aoxing in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, China Aoxing will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, China Aoxing Pharmaceutical Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York on the 19th day of July, 2006.

                             CHINA AOXING PHARMACEUTICAL COMPANY, INC.


                             By:/s/Zhenjiang Yue
                             ---------------------------
                             Zhenjiang Yue
                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities indicated on July 19, 2006.

Name                                 Title
----------------------------         ----------------------------------

/s/ Zhenjiang Yue                    President (Chief Executive Officer,
----------------------------          Chief Financial Officer, Chief
Zhenjiang                             Accounting Officer), Director)


/s/ John C. Leo                      Director
----------------------------
John C. Leo



                             INDEX TO EXHIBITS

4.1  2006 Stock and Stock Option Plan

5    Opinion of Robert Brantl, Esq.

23.1 Consent of Killman Murrell & Company, P.C.

23.2 Consent of Clyde Bailey P.C.

23.3 Consent of Robert Brantl, Esq. is contained in his opinion, filed as
     Exhibit 5.